Exhibit 3.18

DEAN HELLER Secretary of State 206 North Carson Street, Suite 3 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Articles of Incorporation (Pursuant to NRS 78)

Important: Read attached instructions before completing form

1. Name of Corporation	Merchandising Support Services, Inc.

2. Resident Agent Name and Street Address: (must be Nevada address where process must be served)	CSC Services of Nevada, Inc.
	Name 502 East John Street	Carson City,	NEVADA	89706
	Street Address	City		Zip Code
	________________________________________________________,		______________	_____________
	Optional Mailing Address	City	State	Zip Code

3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 1,000	Par value: $0.01	Number of shares without par value: _________

4. Names & Addresses of Board of Directors/ Trustee: (attach additional pages if party is more than 3 directors/trustees)	1. David P. Johnson
	Name 2325-B Renaissance Drive #3	Las Vegas,	Nevada	89119
	Street Address	City	State	Zip Codes
2. Robert W. Grier
	Name 2325 Renaissance Drive #3	Las Vegas,	Nevada	89119
	Street Address	City	State	Zip Codes
3. Gary J. Anderson
	Name 2325-B Renaissance Drive #3	Las Vegas,	Nevada	89119
	Street Address	City	State	Zip Codes

5. Purposes: (optional – see instructions)	The purpose of this Corporation shall be:

6. Name, Address and Signature of incorporator: (each additional page if there is more than 1 incorporator)	Steve Milton		/s/ Steve Milton
	Name 100 Throckmorton, Suite 1700 Street Address	Fort Worth, City	Signature Texas State	76102 Zip Codes

7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation
	/s/ Cindy Woodgate		12-12-03
	Authorized Signature of RA or on Behalf of R.A. Company		Date

This form must be accompanied by appropriate fees. See attached fee schedule